UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005 (March 10, 2005)

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Thomas R. Jenkins’ Severance Agreement with Cornell Companies, Inc. (the “Company”), dated December 18, 1999, was terminated effective March 10, 2005.  Pursuant to Mr. Jenkins’ Severance Agreement, a form of which is filed as Exhibit 10.36 to the Company’s Form 10-K for the year ended December 31, 2003, Mr. Jenkins would have received certain benefits if, within one year after a Change of Control (as defined in the Severance Agreement), his employment with the Company was terminated for any reason.

Item 2.02. Results of Operations and Financial Condition.

On March 10, 2005, the Company issued a press release announcing its financial results for the fourth quarter and year ended December 31,2004.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.  The information in this Item 2.02 of this Current Report on Form 8-K, and the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 10, 2005, Thomas R. Jenkins, President and Chief Operating Officer, left the Company and, effective March 8, 2005, Paul B. Doucette, Vice President, Business Development and PublicAffairs, left the Company.  These positions have been eliminated.

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press Release dated March 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: March 10, 2005

	By:	/s/ James E. Hyman

James E. Hyman

Chief Executive Officer